EMPLOYEEMENT AGREEMENT ADDENDUM

Nasir Sharifi
February 22, 2000

STOCK OPTIONS: You will be given 49,000 shares of iShopNoMarkup.com stock. One half of these shares will be given to you after 6 months of employment. Then after one year the remaining half will be given to you.



This is true.



/s/Burt Colangeli
Burt Colangeli
Snr VP Personnel

EMPLOYEEMENT AGREEMENT ADDENDUM

Mona Sharaf
December 22, 2000

STOCK OPTIONS: You will be given 3,288 shares of iShopNoMarkup.com stock. One half of these shares will be given to you after 6 months of employment. Then after one year the remaining half will be given to you.



This is true.



/s/Burt Colangeli
Burt Colangeli
Snr VP Personnel

EMPLOYEEMENT AGREEMENT ADDENDUM

Radni Davoodi
January 17, 2000

STOCK OPTIONS: You will be given 13,995 shares of iShopNoMarkup.com stock. One half of these shares will be given to you after 6 months of employment. Then after one year the remaining half will be given to you.

This is true.



/s/Burt Colangeli
Burt Colangeli
Snr VP Personnel

EMPLOYEEMENT AGREEMENT ADDENDUM

Harriet Vamvouris
January 17, 2000

STOCK OPTIONS: You will be given 4,000 shares of iShopNoMarkup.com stock. One half of these shares will be given to you after 6 months of employment. Then after one year the remaining half will be given to you.

This is true.



/s/Burt Colangeli
Burt Colangeli
Snr VP Personnel

EMPLOYEEMENT AGREEMENT ADDENDUM

Ron Abrahams
February 2, 2000

STOCK OPTIONS: You will be given 1,000 shares of iShopNoMarkup.com stock. One half of these shares will be given to you after 6 months of employment. Then after one year the remaining half will be given to you.

This is true.



/s/Burt Colangeli
Burt Colangeli
Snr VP Personnel

EMPLOYEEMENT AGREEMENT ADDENDUM

Jack Esakharian
January 17, 2000

STOCK OPTIONS: You will be given 1,000 shares of iShopNoMarkup.com stock. One half of these shares will be given to you after 6 months of employment. Then after one year the remaining half will be given to you.

This is true.



/s/Burt Colangeli
Burt Colangeli
Snr VP Personnel

EMPLOYEEMENT AGREEMENT ADDENDUM

George Mason
June 6, 2000

STOCK OPTIONS: You will be given 1,000 shares of iShopNoMarkup.com stock. One half of these shares will be given to you after 6 months of employment. Then after one year the remaining half will be given to you.

This is true.



/s/Burt Colangeli
Burt Colangeli
Snr VP Personnel

EMPLOYMENT AGREEMENT ADDENDUM:

Mr. Mohammad Nasir Sharifi                                       5/31/00


           Salary:
           Effective today 05/31/00 your salary will be $1,250.00 per week

           Stock Options:
           You will be given 100 shares of each company's stock
           1000 shares of ITECH
           1000 shares of CILINE
           1000 shares of JEWERLY.COM
           1000 shares of ISHOP
           TOTAL SHARES 4000.
           These shares will be given to you as follows;
           1/2 or 500 of each will be given to you after 6 months of employment. Then, after one year the other half of the stocks will be given to you.

           Length of employment:
           Nasir agrees that he will not leave Ishop for a term of one year. But ishop has the right to dismiss Mr. Sharifi at any time.



           This is true
           Tony Knight
           COB

           Mike Yeroush
           President

           Yousef Neissani
           D/CEO




           Nasir Sharifi
           /s/ M.Nasir Sharifi

EMPLOYEEMENT AGREEMENT ADDENDUM

Bart Coangeli
February 15, 2000

STOCK OPTIONS: You will be given 100,000 shares of iShopNoMarkup.com stock. One half of these shares will be given to you after 6 months of employment. Then after one year the remaining half will be given to you.

This is true.



/s/Yousef Neissani
Yousef Neissani
Chief Financial Officer

                                 CONSENT MINUTES
                               BY THE DIRECTORS OF
                             ISHOPNOMARKUP.COM, INC.


                               September 17, 1999

         The undersigned directors of iShopNoMarkup.com, Inc. (the :Corporation"). Does hereby take, ratify, confirm and approve the following actions:

           RESOLVED, the Section 3.2 of the Bylaws hereby is amended to provide that the number of directors shall be ten, and the following persons are nominated as directors to fill the vacancies created by this amendment to the Bylaws:

                        Vito Marrone            John Simonetti
                        Nick DiLucia            Warren Weiss
                        Bradford Hill           Ian Noakes


           RESOLVED, that each director nominee, upon acceptance of his nomination to the Board by signing below, hereby is granted options to purchase the number of shares of common stock set forth beside the nominee's name, exercisable for ten years at a price of $.50 per share, and the officers of the Corporation are authorized and directed to prepare a stock option agreement for each nominee evidencing such option grants:

                      Vito Marrone                150,000
                      Nick Dilucia                150,000
                      Bradford Hill                50,000
                      John Simonetti               40,000
                      Warren Weiss                 40,000
                      Ian Noakes                  100,000


           RESOLVED, that the option agreement for Mr. Noakes shall also reflect the agreement between the Company and him regarding additional options to be earned by him for each branch office opened and contacts established in foreign countries, with the exact terms of such agreement to be negotiated between the Company and Mr. Noakes.

           RESOLVED, that the following persons hereby are elected to the position set opposite their names, to hold office until their successors have been duly elected and qualified:

      NAME                   POSITION
      ----                   --------
      Anthony Knight         Chairman, Secretary
      Yousef Neissani        Chief Executive Officer, Treasurer
      Vito Marrone           President
      Matteo Patisso         Executive Establishment Officer
      John Simonetti         Chief Information Officer
      Nick DiLucia           Chief Operating Officer
      Warren Weiss           Chef Technical Officer
      Bradford Hill          Vice President - Online Promotions and Marketing
      Ian Noakes             Vice President - International Operations
      Elliot Goldstein       Vice President - Investor Relations


       RESOLVED, that the officers of the Corporation are authorized and directed to enter into employment agreements with Anthony Knight and Yousef Neissani in substantially the form attached hereto, with such changes as the President of the Corporation may deem advisable.


           GENERAL AUTHORIZATION
           ---------------------

                RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to take all such further action and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation as in their judgement shall be necessary, proper or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

         IN WITNESS WHEREOF, the directors and shareholders of iShopNoMarkup.com, Inc., have executed these Consent Minutes to be effective as of the date first set forth above.

                                    /S/ ANTHONY KNIGHT_________
                                    Anthony Knight

                                    /S/ YOUSEF NEISSANI_________
                                    Yousef Neissani

                                    /S/ MATTEO PATISSO__________
                                    Matteo Patisso

           I hereby accept my nomination to the Board of Directors:


                                    /S/ VITO MARRONE
                                    -------------------------------
                                    Vito Marrone


                                    /S/ JOHN SIMONETTI___________
                                    John Simonetti



                                    /S/ DAVID NICK DILUCIA_______
                                    David Nick DiLucia


                                    /S/ WARREN WEISS____________
                                    Warren Weiss


                                    /S/ BRADFORD HILL____________
                                    Bradford Hill


                                    -------------------------
                                    Ian Noakes

Amendement to "Key Employee Employment Agreement"                       05/24/00


Mr. Robert A. Abedi is entitled to the following

Salary:    $40,000 per year, $769.23 per week

Stock Option:
           Ishop shares         1,500
           C-1line                500

These shares will be given to Mr. Abedi as follows

After 6 months of full time employment, 750 shares of Ishop and 250 shares of C-1line will be given; the remaining shares of both ishop and C1line will be given to Mr. Abedi after 1 full year of full time employment.

Vacation:
1 week after 1 full year
2 weeks after 2 full years
3 weeks after 3 full years

10 Holidays are also given to Mr. Abedi.

Medical:
MR. Abedi will be eligible for company medical plan once company has one.

/s/ Robert A. Abedi




X/s/______________________________
Personnel Control Manager

                              EMPLOYMENT AGREEMENT

Mr. Bart J. Colangeli
May 8th , 2000

SALARY:
           $1,200 per week. Start date March 2000.
           Review after 3 months of fulltime employment based on statistics. Review will utilize Cost of Living Index (increase can be greater that, equal to but never less than CPI).

STOCK OPTIONS:
           Fully vested after 3 months of fulltime employment (AUG 2000).
           At time of employment to receive 20,000 shares of Ishopnomarkup. At NO COST to Mr. Colangeli


VACATION / PERSONAL/ SICK DAYS:
           Agrees to follow company plan

Bonus:
           Based on performance.  Agrees to follow company plan.

Termination:
           Any vacation time earned, but not taken will be paid to Mr. Calangeli Any time / money owed to the company by Mr. Colangeli will be taken out of his last pay check.


This is true.

                                                  Bart Colangeli
                                                  Senior VP. Personnel

                                                  Anthony Knight
                                                  COB / CEO

                                    AGREEMENT

                     Agreement dated 12 August, 1999, is among and between iShopNoMarkup.com, Inc., having a place of business at 334 Main Street, Port Washington NY 11050 (Herin "iShop" or "Company") and BRAD HILL, having a place of business at 56 A SPRUCE STREET PRINCETON , NJ, 08542 (Herein "BRAD HILL").

               WHEREAS. iShop is in the process of developing an Internet Mall and requires assistance in developing it's concepts and Internet related projects, and

               WHEREAS, BRAD HILL is desirous of working with iShop to develop iShop's concepts and provides assistance to iShop and be responsible for certain aspects of iShop's duties and responsibilites as determined by the Board of Directors of iShop (BOD), and ___________accepts such responsibilities as determined by the BOD of iShop.

               NOW THEREFORE, in consideration of mutual promises, covenants, undertakings, terms and conditions, and other good and valuable consideration, as contained herein, iShop and BRAD HILL, (Herein "The Parties") agree as follows:

                     BRAD HILL shall be responsible for duties and obligations assigned to BRAD HILL by he BOD, and

                     BRAD HILL shall serve as DIRECTOR (Herein "Director") of iShop, and advise the Board of Directors of iShop of the best approaches in executing the Company's plans, concepts and projects, and

                     BRAD HILL shall coordinate his activities with other entities referred to BRAD HILL by the Company in developing the concepts of the Company, and executing the Company's plans, and

                     iShop shall issue options to BRAD HILL to purchase 50,000
               shares of iShop's non-voting common stock excersisable at $0.50 per share. Provided that all duties and responsibilities by BRAD HILL have been met during the "Term:" the Options would be considered fully earned and can be exercised pursuant to options agreement.

                     BRAD HILL has accepted the position of VP. ONLINE
               PROMO/MARKETING and BRAD HILL will make himself available for presentations, meetings, analysis, research, development and field work as required by the Board of Directors of the Company. The duties and performance criteria are to be (SEE EXHIBIT A)



--------------------------------------------------------------------------------

                     The Stocks issued to BRAD HILL are subject to whatever uniform restrictions are required by law. These are the same restrictions that the Officers of the Company are subject to.

                     BRAD HILL shall keep all information about the Company and it's contacts, methods of operation and business concepts confidential, and shall not divulge this information to any other parties, without express written permission of the Company.

               BRAD HILL shall not engage in practices directly and explicitly competitive to iShopNoMarkup.com's Internet commerce venture. Specifically, Brad Hill shall not accept an executive or directorial position with an Internet-only, dedicated e-commerce company that sells material product online.

This non-competitive agreement does not apply to Internet companies that fail to compete directly with iShopNoMarkup.com's specific broad-based e-commerce mission at the time of this Agreement. Non-applicable companies include but are not limited to:

-        General-purpose Web portals and online media companies (Example: C-Net;
         Lycos)
- Vertical information Web portals that may derive some revenue from product transaction and/or advertising (Examples: Drkoop.com, Garden.com) Subscriptions and Internet Companies (Example: Wall street Journal Information; TheStreet.com)
- Internet companies whose revenue models include advertising but not product transaction (Example: CBS Marketwatch; NY Times on the Web)
- Content aggregators which do not directly complete product transactions (Examples: Yahoo!, Newspage.com, PriceScan.com)
- Internet companies which transact purchases of data content unassociated with a physical product, including but not limited to a) digital music files and b) electronic literature files (Examples:
         MP3.com; Fatbrain.com)

                     Term- The Term of this Agreement shall commence on the first day above written and continue in force until one year after the Company goes public. This "Term" can become extended for annual periods pursuant to re-election by the "Board". This "Term" can become exited at any time by either BRAD HILL or "Copamany" with a 30-day written notice addressed in other party accompanied with explanation for disengagement.

                     This agreement may be replaced by incorporating similar provisions into the shareholder" agreement of a more complete agreement at a later date with consent of the Board of Directors and BRAD HILL.

                     The Company shall assist BRAD HILL with resources reasonably available to the Company at the discretion of the Board of Directors of the Company.

                     This Agreement is subject to New York Law.

                     BRAD HILL shall not make any representations to any third parties on behalf of the Company without express approval and written permission of the Company.

                     In case of non-fulfillment of duties all privileges granted under this Agreement are terminated, and any Stock issued in good faith and stock options are invalid immediately and shall be returned to the Company.

                     Brad Hill agrees not to circumvent the Company in any way and not to assist or work with any and all competing companies and entities, as defined in paragraph 8 of this Agreement, during or after the termination of this Agreement for the period of 1 year.








                     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first day written above:


                     iShopNoMarkup.com, Inc.



                     By:X /S/ YOUSEF NEISSANI
                          ---------------------
                          Yousef Neissani - CEO


                     Name:/S/ BRAD HILL
                          ---------------------

                     X: BRAD HILL

Exhibit A
Of AGREEMENT between Brad Hill and iShopNoMArkup.com, Inc.

Directorship Partcipation in iShopNoMarkup.com, Inc.


The agreement between Brad Hill and the executive officers of iShopNoMarkup Inc. leverages Brad Hill's experience with virtual destination design, the dynamics of online community. Internet business models, WWW traffic consolidation, and visitor attraction and retention. In addition, iShopNoMarkup has access to Brad Hill's name, background, and industry profile for use in company descriptive literature and promotional media.

For the duration of the directorship, Brad Hill is expected to deliver timely, responsive, and relevant consulting in several areas, including but not limited to:

-          site organization
- trademark symbols, logo designs, domain names, and other public-recognition elements
-          on-screen environment and coherence
-          promotional and advertising strategies
-          customer attraction and retention
-          media representation
-          site interactivity and community
-          personnel networking
-          online staff recruitment for editorial and community portions

Brad Hill will remain accessible to the company's executive officers, other board members, and leading design and programming personnel via e-mail, telephone, fax, and in-person appointments within normal considerations Imposed by travel schedules and multiple commitments. Further, Brad Hill will remain available for conference calls and in-house meetings at reasonable intervals, as determined in good faith by evolving circumstances. It is understood and agreed that travel may be required from time to time, with arrangements to be negotiated in good faith as circumstances dictate.

It is understood and agreed that Brad Hill's contributions to iShopNoMarkup.com's development, site rollout, and ongoing evolution will be disassociated from back-end technical work, including but not limited to:

-          coding HTML
-          programming CGI, XML, ASP and other elements
-          hands-on graphic design
-          server maintenance
-          general Webmastering and site upkeep
-          in stalling or implementing all server-side programming

In Summary, Brad Hill's role in iShopNoMarkup's Internet presence is that of an expert consultant in all areas that affect end-user perception of, and response to, the online product.

                                    AGREEMENT


           Agreement effective 17TH day of SEPTEMBER, 1999, is among and between iShopNoMarkup.com, Inc., having a place of business at 334 Main Street, Port Washington NY 11050 (Herein :iShop" or "Company") and VITO MARRONE having a place of residence at 27 PLEASANT AVE, CENTEREACH, NY 11720 (Herein"VITO MARRONE)


           WHEREAS. iShop is in the process of developing an Internet Mall and requires assistance in developing it's concepts and Internet related projects, and

           WHEREAS, VITO MARRONE is desirous of working with iShop to develop iShop's concepts and provides assistance to iShop and be responsible for certain aspects of iShop's duties and responsibilities as determined by the Board of Directors of iShop (BOD), and _VITO MARRONE accepts such responsibilities as determined by the BOD of iShop.

           NOW THEREFORE, in consideration of mutual promises, covenants, undertakings, terms and conditions, and other good and valuable consideration, as contained herein, iShop and VITO MARRONE, (Herein "The Parties") agree as follows:

           1. VITO MARRONE shall be responsible for duties and obligations assigned to VITO MARRONE by he BOD, and

           2 VITO MARRONE shall serve as PRESIDENT (Herein "President") of iShop, and advise the Board of Directors of iShop of the best approaches in executing the Company's plans, concepts and projects, and

           3. VITO MARRONE shall coordinate his activities with other entities referred to VITO MARRONE by the Company in developing the concepts of the Company, and executing the Company's plans, and

           4. iShop shall issue options to VITO MARRONEL to purchase 150,000 shares of iShop's non-voting common stock excersisable at $0.50 (Fifty Cents) per share.

           5 At a minimum, VITO MARRONE will make himself available for presentations, meetings, analysis, research, development and field work as required by the Board of Directors of the Company. VITO MARRONE shall be paid a salary of $ NONE per week for his time on post.
                     (organization, coordination, referrals,consulting.)
-------------------------------------------------------------------------------

           6. The Stocks issued to VITO MARRONE are subject to whatever uniform restrictions as required by law. These are the same restrictions that the Officers of the Company are subject to.

           7. VITO MARRONE shall keep all information about the Company and it's contacts, methods of operation and business concepts confidential, and shall not divulge this information to any other parties, without express written permission of the Company.

           8. VITO MARRONE shall not engage in any projects that are similar or in competition with the company.

           9 Term- The Term of this Agreement shall commence on the first day above written and continue in force until one year after the Company goes public..

           10. This agreement may be replaced by incorporating similar provisions into the shareholder" agreement of a more complete agreement at a later date with consent of the Board of Directors and VITO MARRONE.

           11. The Company shall assist VITO MARRONE with resources reasonably available to the Company at the discretion of the Board of Directors of the Company.

           12.       This Agreement is subject to New York Law.

           13. VITO MARRONE shall not make any representations to any third parties on behalf of the Company without express approval and written permission of the Company.

           14. Vito Marrone shall operate at the Company headquarters located at 334 Main Street, Port Washington, NY, 11050 or at other locations.

           15. In case of non-fulfillment of duties all privileges granted under this Agreement are terminated, and any Stock issued in good faith and stock options are invalid immediately and shall be returned to the Company. If VITO MARRONE terminates, Company keeps options. If company terminates, VITO MARRONE will keep stock options.

           16. VITO MARRONE agrees not to circumvent the Company in any way and not to assist or work with any and all competing companies and entities during or after the termination of this Agreement.

                     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first day written above:


                     iShopNoMarkup.com, Inc.




                     By:X /S/ ANTHONY KNIGHT
                          -----------------------------------
                          Anthony Knight - Chairman



                     Name: VITO MARRONE
                          -----------------------------------



                     X:    /S/ VITO MARRONEL
                          -----------------------------------

                                    AGREEMENT


           Agreement effective 14 TH day of SEPTEMBER, 1999, is among and between iShopNoMarkup.com, Inc., having a place of business at 334 Main Street, Port Washington NY 11050 (Herein :iShop" or "Company") and DAVID NICK DILUCIA having a place of residence at 53 KIRKWOOD RD, PORT WASHINGTON, NY, 11050 (Herein "Nick")


           WHEREAS. iShop is in the process of developing an Internet Mall and requires assistance in developing it's concepts and Internet related projects, and

           WHEREAS, NICK DILUCIA is desirous of working with iShop to develop iShop's concepts and provides assistance to iShop and be responsible for certain aspects of iShop's duties and responsibilities as determined by the Board of Directors of iShop (BOD), and _NICK DILUCIA accepts such responsibilities as determined by the BOD of iShop.

           NOW THEREFORE, in consideration of mutual promises, covenants, undertakings, terms and conditions, and other good and valuable consideration, as contained herein, iShop and NICK DILUCIA, (Herein "The Parties") agree as follows:

           1. NICK DILUCIA shall be responsible for duties and obligations assigned to NICK DILUCIA by he BOD, and

           2 NICK DILUCIA shall serve as CHIEF OPERATING OFFICER (Herein "COO") of iShop, and advise the Board of Directors of iShop of the best approaches in executing the Company's plans, concepts and projects, and

           3. NICK DILUCIA shall coordinate his activities with other entities referred to NICK DILUCIA by the Company in developing the concepts of the Company, and executing the Company's plans, and

           4. iShop shall issue options to NICK DILUCIA to purchase 150,000 shares of iShop's non-voting common stock excersisable at $0.50 per share.

           5 At a minimum, NICK DILUCIA will be on post from _____am to 15 - 20 HOURS pm on weekdays, and NICK DILUCIA will make himself available for presentations, meetings, analysis, research, development and field work as required by the Board of Directors of the Company. NICK DILUCIA Shall be paid a salary of $ NONE per week for his time on post.

           6. The Stocks issued to NICK DILUCIA are subject to whatever uniform restrictions as required by law. These are the same restrictions that the Officers of the Company are subject to.

           7. NICK DILUCIA shall keep all information about the Company and it's contacts, methods of operation and business concepts confidential, and shall not divulge this information to any other parties, without express written permission of the Company.


           8. NICK DILUCIA shall not engage in any projects that are similar or in competition with the company.

           9 Term- The Term of this Agreement shall commence on the first day above written and continue in force until one year after the Company goes public..

           10. This agreement may be replaced by incorporating similar provisions into the shareholder" agreement of a more complete agreement at a later date with consent of the Board of Directors and NICK DILUCIA.

           11. The Company shall assist NICK DILUCIA with resources reasonably available to the Company at the discretion of the Board of Directors of the Company.

           12. This Agreement is subject to New York Law.

           13. NICK DILUCIA shall not make any representations to any third parties on behalf of the Company without express approval and written permission of the Company.

           16. NICK DILUCIA shall operate at the Company headquarters located at 334 Main Street, Port Washington, NY, 11050.

           17. In case of non-fulfillment of duties all privileges granted under this Agreement are terminated, and any Stock issued in good faith and stock options are invalid immediately and shall be returned to the Company. (Notice will be issued for corrective measures prior to any termination.) This would allow time for correction, at the discretion of the board and NICK DILUCIA.

           16. NICK DILUCIA agrees not to circumvent the Company in any way and not to assist or work with any and all competing companies and entities during or after the termination of this Agreement.








* This would alalow time for correction, at the discretion of the Board and "Nick".

                     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first day written above:


                     iShopNoMarkup.com, Inc.




                     By:X /S/ ANTHONY KNIGHT
                          -----------------------------
                              Anthony Knight - Chairman



                     Name: DAVID NICK DILUCIA
                          -----------------------------



                     X:   /S/DAVID NICK DILUCIA
                          -----------------------------

ISHOPNOMARKUP
EMPLOYMENT AGREEMENT           05/17/00


Giselle Vitale.

SALARY:
------


STOCK OPTION:
------------
After 1 year of full time employment, Giselle will have the option to purchase 5000 Ishop shares at a cost of 50 cents per share.

LENGTH OF CONTRACT:
------------------
If for any reason Giselle leaves or is dismissed before her contract is up, she will repay Ishop all monies paid by Ishop to any schools, courses etc, she has taken.

TERMINATION OF CONTRACT:
-----------------------
If for any reason, Giselle leaves or is dismissed before her contract is up, she will repay Ishop all monies paid by Ishop to any schools, courses, etc. she has taken.


BENEFITS:
---------
Giselle will follow all company policy concerning vacation, sick, holiday and personal days off any other benefits Ishop may implement ion the future.

Vacation days are earned. If Giselle leaves the company for any reason, and has vacation days earned and not taken, Ishop will reimburse for those days. If Giselle has taken days off that she didn't earn she will reimburse Ishop.

This is so.                                        Giselle Vitale


                                                   Bart J. Colangeli

                                                   Senior VP. Personnel


                                                   Tony Knight
                                                   Chairman of the Board

                              EMPLOYMENT AGREEMENT


Mr. Louis Cavallo
May 8th, 2000


SALARY
           $36,000 per year. Start date May 2000.
           Review after 3 months of fulltime employment based on statistics. Review will utilize Cost of Living Index ( increase can be greater than, equal to but never less than CPI).


STOCK OPTION:
           Fully vested after 3 months of fulltime employment (AUG 2000).
           At that time will have option to purchase One thousand five hundred (1,500) shares of IshopNoMarkup. At a cost of $.0.50 cents a share.

VACATION / PERSONAL / SICK DAYS:
           Agrees to follow company plan

Bonus:
           Based on performance. Agrees to follow company plan.

Termination:
           Any Vacation time earned, but not taken will be paid to Mr. Cavallo. Any time / money owed to the company by Mr. Cavallo will be taken out of his last pay check.


This is so.

                                       Bart Colangeli
                                       Senior VP. Personnel



                                       Anthony Knight
                                       COB / CEO